Exhibit 99
                     DOL Filing Confirmation                     ---------


I certify that the Plan Administrator of the MCI Communications Corporation ESOP and 401(k) for Exempt Employees has received a Statement of Assets and Liabilities and also that the statement has been filed directly with the United States Department of Labor by Mellon Bank, N.A. (EIN # 25-0659206) for the following investment arrangements:


                                                                EIN #
                                                             --------------
Mellon Bank Temporary Investment Fund                        25-6078903-980


                                                  MCI COMMUNICATIONS CORPORATION
                                                          401(k) PLAN FOR EXEMPT
                                                  EMPLOYEES - PART II OF THE MCI
                                                 COMMUNICATIONS CORPORATION ESOP
                                                      AND 401(k) PLAN FOR EXEMPT
                                                                       EMPLOYEES

Date:  June 26, 1998                                      By:David M. Case
                                                ------------------------------
                                                            David M. Case
                                                  Vice President and Controller
                                                 MCI Communications Corporation






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